UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2009

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

Investment Agreement and Issuance of 6,804,188 Shares of Common Stock

On August 19, 2009, Empire Resorts, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Kien Huat Realty III Limited, a corporation organized under the laws of the Isle of Man (the “Investor” or “Kien Huat”), pursuant to which (i) the Company issued to the Investor 6,804,188 shares of its common stock, par value $0.01 per share (“Common Stock”), or approximately 19.9% of the outstanding shares of Common Stock on a pre-transaction basis, for aggregate consideration of $11 million (the “First Tranche”), and (ii) subject to and following stockholder approval of the transaction, as required under applicable NASDAQ Marketplace Rules, and the satisfaction of other customary closing conditions, the Company is to issue to the Investor an additional 27,701,852 shares of Common Stock for additional consideration of $44 million (the “Second Tranche”).  During the period between the closing of the First Tranche and the closing of the Second Tranche, the Company will be subject to certain customary covenants related to the operation of its business.

As a result of the closing of the Second Tranche, if approved by the Company’s stockholders, the Investor would own 34,506,040 shares of the Common Stock, representing one share less than 50.0% of the voting power of the Company following the closing.  The Company intends to use the proceeds of the First Tranche and Second Tranche, if approved by stockholders, for transaction costs, to pay interest on existing indebtedness, including approximately $2.6 million of interest on the Company’s Convertible Senior Notes due July 31, 2014, and for general working capital.

Under the Investment Agreement, the parties also agreed to negotiate in good faith and cooperate to mutually agree upon the terms and conditions of a loan agreement, to be executed upon the closing of the Second Tranche in a form and substance reasonably agreeable to the parties, pursuant to which it is anticipated that the Investor will make available to the Company a loan of up to the lesser of $10 million or the maximum amount the Company is then permitted to borrow (taking into account other indebtedness of the Company at such time) under the terms of its existing indebtedness.  The Company would be permitted to use the proceeds of this loan, among other things, to repay in full, purchase or acquire by assignment any remaining obligation of the Company under its loan agreement with The Park Avenue Bank and for working capital purposes.

Registration Rights Agreement

Pursuant to the terms of the Investment Agreement, on August 19, 2009, the Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”).  The Registration Rights Agreement provides, among other things, that the Investor may require that the Company file one or more “resale” registration statements, registering under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of all of the Common Stock issued or to be issued to the Investor pursuant to the Investment Agreement as well as any shares acquired by way of a share dividend or share split or in connection with a combination of such shares, recapitalization, merger, consolidation or other reorganization with respect to such shares.

Stockholder Voting Agreement

Concurrently with the execution of the Investment Agreement, and as a condition and inducement to the Investor’s willingness to enter into the Investment Agreement, holders of approximately 38% of the Company’s outstanding Common Stock entered into a Stockholder Voting Agreement (the “Stockholder Voting Agreement”), pursuant to which such stockholders, among other things, agreed to vote all of the shares of voting capital stock of the Company that such stockholders own in favor of the proposals to be recommended by the Company at the special meeting of stockholders to be held to approve the transactions contemplated by the Investment Agreement and other related matters.

The foregoing summary of the Investment Agreement, the Registration Rights Agreement, the Stockholder Voting Agreement and the other documents related thereto does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3 and are incorporated herein by reference.

Amendment to Rights Agreement

As required under the Investment Agreement, the Company also entered into a First Amendment to Rights Agreement (the “Rights Agreement Amendment”) with Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agent”), effective August 19, 2009.  The Rights Agreement Amendment amended Section 1(a) of that certain rights agreement, dated as of March 24, 2008, by and between the Company and the Rights Agent (the “Rights Agreement”) to provide that no person shall become an “Acquiring Person,” as such term is defined therein, if such person becomes the beneficial owner of 20% or more of the Common Stock of the Company then outstanding as a consequence of an agreement, transaction or understanding with the Company that has been previously approved by a majority of the Company’s Board of Directors (the “Board”).  As permitted under the Rights Agreement Amendment, the Board resolved that the Investor is not and shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement as a result of the execution of the Investment Agreement and the consummation of the transactions contemplated thereby.  A copy of the Rights Agreement Amendment is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

About the Investor

Kien Huat is an investment company beneficially owned by a Lim family trust of which Mr. Lim Kok Thay of Malaysia and members of his family are beneficiaries. Affiliates of Kien Huat maintain substantial interests in a multinational group of companies actively involved in gaming, leisure, hospitality, power generation, plantations, property development, biotechnology and oil and gas (collectively, “Genting”). Kien Huat affiliates separately own a substantial interest in Star Cruises Ltd., the largest cruise operator in Asia, and financed the startup of the Foxwoods Resort & Casino in Connecticut and the Seneca Niagara Casino in New York.

Genting is Asia’s largest casino operator and a leading integrated resorts development specialist with over 20 years of global experience in developing, operating and marketing internationally acclaimed casinos and integrated resorts in different parts of the world, including Australia, the Americas, Malaysia, the Philippines and the United Kingdom. Genting is the largest casino operator in the United Kingdom through its ownership of Genting UK Plc.  In 2010, Genting will open a $4.55 billion integrated resort on Sentosa Island in Singapore, which will include a Universal Studios Theme Park, a Hard Rock Hotel, and gaming, leisure and hospitality venues.

Genting was founded in 1965 by Mr. Lim Kok Thay’s father, Mr. Lim Goh Tong, who built Genting's first gaming and entertainment resort, known as Genting Highlands, in Malaysia, the world’s largest single resort, which includes over 10,000 hotel rooms within a complete entertainment city. In 2008, Guinness World Records listed the Genting Highlands First World Hotel as the world's largest hotel.

Today, Genting has 27,000 employees and is four listed companies: Genting Berhad (Kuala Lumpur Stock Exchange: 3182.KL - www.genting.com), Genting Malaysia Berhad (Kuala Lumpur Stock Exchange: 4715.KL - www.gentingmalaysia.com), Genting Plantations Berhad (Kuala Lumpur Stock Exchange: 2291.KL - www.gentingplantations.com) and Genting Singapore PLC (Stock Exchange of Singapore: G13.SI - www.gentingsingapore.com).

Important Information

The offer and sale of the securities sold or to be sold pursuant to the Investment Agreement has not been registered under the Securities Act in reliance on the provisions of Section 4(2) thereof, and such securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

In connection with the Investment Agreement, the Company will prepare a proxy statement for the Company’s stockholders to be filed with the Securities and Exchange Commission (the “Commission”). The proxy statement will contain information about the Company, the Investment Agreement and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT WHETHER OR NOT TO APPROVE THE ISSUANCE OF SHARES PURSUANT TO THE TERMS OF THE INVESTMENT AGREEMENT AND ANY OTHER PROPOSALS TO BE DESCRIBED THEREIN.

In addition to receiving the proxy statement from the Company by mail, shareholders will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the Commission’s website (http://www.sec.gov) or, without charge, from the Company’s website at www.empireresorts.com or by directing such request to Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701, attention: Charles Degliomini.  The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies. Information concerning the Company and its directors and executive officers is set forth in the Company’s proxy statement and Annual Report on Form 10-K previously filed with the Commission.

Item 3.02.                                Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.                                Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the Investment Agreement, the Investor is entitled to recommend three directors whom the Company is required to cause to be elected or appointed to its Board (such directors, the “Board Representatives”), subject to the satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Governance Committee of the Board.  The Investor will be entitled to recommend three Board Representatives for so long as it owns at least 24% of the voting power of the Company outstanding at such time, after which the number of Board Representatives whom the Investor will be entitled to designate for election or appointment to the Board will be reduced as follows:  (i) to two, for so long as the Investor owns capital stock of the Company with at least 16% of the voting power of the Company; (ii) to one, for so long as the Investor owns capital stock of the Company with at least 8% (but less than 16%) of the voting power of the Company; and (iii) to zero, at such time that the Investor owns no capital stock or capital stock with less than 8% of the voting power of the Company.

Upon the closing of the First Tranche on August 19, 2009, the Investor recommended two of the Board Representatives, Messrs. G. Michael Brown and Colin Au, who were appointed to the Board to serve within the Class I and II classes, respectively, with terms expiring at the annual meeting during the calendar year 2010 and 2011, respectively.  The Investor will also be entitled to recommend the appointment of the third Board Representative upon the closing of the Second Tranche.  The Investor has also designated Mr. Brown to be appointed at the next special meeting of the Board to serve as Chairman of the Board.  Under the Investment Agreement, for so long as the Investor is entitled to designate Board Representatives, (i) the Company will be required to recommend to its stockholders the election of any Board Representative whose term is scheduled to expire at such meeting, provided that the Investor remains entitled to a number of Board Representatives that includes such Board Representative, and (ii) the Investor will have the right to nominate one of the Board Representatives to serve as the Chairman of the Board.  The Investor also has the right under the Investment Agreement to require the Company to cause one of the Board Representatives to be appointed to each of the Audit, Compensation and Corporate Governance and Nominations Committees of the Board, provided that the Board Representative meets the qualifications for service on such Committees.  Additionally, following the closing of the Second Tranche and until such time as the Investor ceases to own capital stock with at least 30% of the voting power of the Company outstanding at such time, the Board will be prohibited under the terms of the Investment Agreement from taking certain actions relating to fundamental transactions involving the Company and its subsidiaries and certain other matters without the affirmative vote of the Board Representatives.

Mr. Au is also a party to a Consulting Agreement with the Company, dated as of August 19, 2009 (the “Consulting Agreement”), pursuant to which Mr. Au has agreed to provide the Company with certain consulting services, including assisting the Company in expanding its presence in the gaming industry and advising the Company on matters related to casino development.  In consideration of the services to be performed under the Consulting Agreement, the Company has agreed to pay to Mr. Au $300,000 annually, paid in equal monthly installments.  The term of the Consulting Agreement expires on the third anniversary of the date of its execution, unless extended by mutual agreement of the parties.  The foregoing summary of the Consulting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of such agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 5.03.                                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2009, the Board of the Company approved an amendment to the Company’s Second Amended and Restated By-laws (the “By-law Amendment”), in accordance with the terms of the Investment Agreement.  The By-law Amendment, which became effective upon the closing of the First Tranche, modernizes the methods by which notice of special meetings of the Board may be given and provides that such notices must be given to the members of the Board at least 72 hours before the time fixed for the meeting.  A copy of the By-law Amendment is attached as Exhibit 3.9 to this Current Report on Form 8-K and is incorporated herein by reference.

As required under the Investment Agreement, the Company also filed a Certificate of Amendment to the Certificate of Designations of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware on August 19, 2009, which increased the number of shares constituting such series of preferred stock to 95,000.  A copy of the Certificate of Amendment to the Certificate of Designations of Series A Junior Participating Preferred Stock is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.                                Other Events.

On August 19, 2009, the Company issued a press release announcing the initial closing of the transactions under the Investment Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Exhibits

	3.9	Amendment to Second Amended and Restated By-laws of Empire Resorts, Inc., effective August 19, 2009.

4.1	Certificate of Amendment to the Certificate of Designations of Series A Junior Participating Preferred Stock, dated August 19, 2009.

4.2	First Amendment To Rights Agreement, dated August 19, 2009, by and between Empire Resorts, Inc. and Continental Stock Transfer & Trust Company, as rights agent.

10.1	Investment Agreement, dated as of August 19, 2009, by and between Empire Resorts, Inc. and Kien Huat Realty III Limited.

10.2	Registration Rights Agreement, dated as of August 19, 2009, by and between Empire Resorts, Inc. and Kien Huat Realty III Limited.

10.3	Stockholder Voting Agreement, dated as of August 19, 2009, by and among the stockholders listed on the signature page(s) thereto, Empire Resorts, Inc. and Kien Huat Realty III Limited.

10.4	Consulting Agreement, dated as of August 19, 2009, by and between Empire Resorts, Inc. and Colin Au.

99.1	Press release of Empire Resorts, Inc., issued August 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: August 19, 2009	By:	/s/ Joseph E. Bernstein
Name: Joseph E. Bernstein
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibits

3.9	Amendment to Second Amended and Restated By-laws of Empire Resorts, Inc., effective August 19, 2009.

4.1	Certificate of Amendment to the Certificate of Designations of Series A Junior Participating Preferred Stock, dated August 19, 2009.

4.2	First Amendment To Rights Agreement, dated August 19, 2009, by and between Empire Resorts, Inc. and Continental Stock Transfer & Trust Company, as rights agent.

10.1	Investment Agreement, dated as of August 19, 2009, by and between Empire Resorts, Inc. and Kien Huat Realty III Limited.

10.2	Registration Rights Agreement, dated as of August 19, 2009, by and between Empire Resorts, Inc. and Kien Huat Realty III Limited.

10.3	Stockholder Voting Agreement, dated as of August 19, 2009, by and among the stockholders listed on the signature page(s) thereto, Empire Resorts, Inc. and Kien Huat Realty III Limited.

10.4	Consulting Agreement, dated as of August 19, 2009, by and between Empire Resorts, Inc. and Colin Au.

99.1	Press release of Empire Resorts, Inc., issued August 19, 2009.